Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-74660, 33-74662, 33-74664, 33-78406, 33-88780, 333-04268, 333-22973, 333-22975, 333-24545, 333-56359, 333-56361, 333-73409, 333-73411, 333-33114, 333-3116, and 333-3310) of MapInfo Corporation and Subsidiaries of our report dated October 27, 2000 relating to the financial statements and financial schedule, which appears in this Annual Report on Form 10-K.

                                   PricewaterhouseCoopers LLP

Albany, New York

December 7, 2000